Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made on June 29, 2026 by and between Ares Acquisition Corporation III, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-296746 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering (the “Offering”) of the Company’s units (the “Units”), each of which consists of one Class A ordinary share, par value $0.0001 per share (the “Ordinary Shares”), and one-tenth of one redeemable warrant, has been declared effective as of the date of this Agreement by the U.S. Securities and Exchange Commission;

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Jefferies LLC, as representatives (the “Representatives”) of the several underwriters named in the Underwriting Agreement (together, the “Underwriters”);

WHEREAS, as described in the Prospectus, $345,000,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $396,750,000 if the Underwriters’ over-allotment option is exercised in full), will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as provided in this Agreement;

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $12,075,000, or $13,886,250 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Underwriters upon and concurrently with the completion of the Business Combination (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.            Agreements and Covenants of Trustee. The Trustee agrees and covenants to:

(a)            Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at JPMorgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)            Manage, supervise and administer the Trust Account subject to the terms and conditions set forth in this Agreement;

(c)            In a timely manner, upon the written instruction of the Company, (i) hold funds uninvested, (ii) deposit the Property into an interest bearing or non-interest bearing bank demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company, or (iii) invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions under this Agreement and while account funds are invested or uninvested, the Trustee may earn bank credits or other consideration during such periods;

(d)            Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used in this Agreement;

(e)            Promptly notify the Company and the Underwriters of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)            Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g)            Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)            Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)              Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Co-Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Executive Vice President, Vice President or Secretary or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less Permitted Withdrawals), only as directed in the Termination Letter and the other documents referred to in such Termination Letter; or (y) unless an earlier date is approved by the Company’s Board, upon the date which is the latest of (1) 24 months after the closing of the Offering, (2) 30 months after the closing of the Offering if the Company has executed a letter of intent for an initial Business Combination within 24 months from the closing of the Offering and (3) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date. In the case of a liquidation pursuant to clause (y) of the prior sentence, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less Permitted Withdrawals), shall be distributed to the Public Shareholders of record as of such date;

(j)             Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached to this Agreement as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority so long as there is no reduction in the principal amount per share initially deposited in the Trust Account, plus any additional amounts, calculated on a per share basis, required to be deposited for an extension of the last date to complete a business combination as a condition of any extension of such date approved by the Company’s shareholders . Notwithstanding the foregoing, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k)            Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached to this Agreement as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute to the Public Shareholders on behalf of the Company the amount requested by the Company to be used to redeem Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Ordinary Shares included in the Units sold in the Offering (the “public shares”) if the Company has not completed an initial Business Combination within such time as is described in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request;

(l)            Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached to this Agreement as Exhibit E (a “Working Capital Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount requested in such written request to effect a Working Capital Withdrawal, subject to an annual limit of $500,000 (plus the rollover of unused amounts from prior years), (provided that only $250,000, plus the rollover of unused amounts from prior years of interest earned on the funds held in the trust account may be released during the six-month period that will begin 24 months from the closing of the Company’s initial public offering if the Company has executed a letter of intent for an initial business combination within 24 months from the closing of its initial public offering) which amount shall be delivered directly to the Company to fund such purposes, so long as there is no reduction in the principal aggregated amount per share initially deposited in the Trust Account, plus any additional amounts, calculated on a per share basis, required to be deposited for an extension of the last date to complete a business combination as a condition of any extension of such date approved by the Company’s shareholders. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request; and

(m)            Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), 1(j), 1(k) or 1(l) above.

2.             Agreements and Covenants of the Company. The Company agrees and covenants to:

(a)            Give all instructions to the Trustee under this Agreement in writing, signed by the Company’s Co-Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Executive Vice President, Vice President or Secretary. In addition, except with respect to its duties under Section 1(i), 1(j) and 1(k) of this Agreement, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)            Subject to Section 4 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it under this Agreement and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee under this Agreement, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim. Notwithstanding the foregoing, the Trustee shall obtain the prior written consent of the Company with respect to the selection of counsel. In addition, the Company may conduct and manage the defense against any Indemnified Claim if the Trustee does not promptly take reasonable steps to mount such a defense. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel;

(c)            Pay the Trustee the fees set forth on Schedule A to this Agreement, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) of this Agreement. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the completion of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) of this Agreement;

(d)            In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of the inspector of elections for the shareholder meeting verifying the vote of such shareholders regarding such Business Combination;

(e)            Provide the Underwriters with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f)            Unless otherwise agreed between the Company and the Representatives, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representatives on behalf of the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g)            Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(h)            Within four business days after the Underwriters exercises the over-allotment option (or any unexercised portion of such over-allotment option) or such over-allotment option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount.

3.            Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)            Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth in this Agreement;

(b)            Take any action with respect to the Property, other than as directed in Section 1 of this Agreement, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c)            Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided in this Agreement to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonably incurred expenses incident to such proceeding;

(d)            Refund any depreciation in principal of any Property;

(e)            Assume that the authority of any person designated by the Company to give instructions under this Agreement shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)            The other parties to this Agreement or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms of this Agreement, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent to such written agreement;

(g)            Verify the accuracy of the information contained in the Registration Statement;

(h)            Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i)             File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j)            Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, tax obligations, except pursuant to Section 1(j); or

(k)            Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j), 1(k) or 1(l).

4.            Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c), the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5.            Termination. This Agreement shall terminate as follows:

(a)            If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account and any other reasonable transfer request that the Company may make, whereupon this Agreement shall terminate. Notwithstanding the foregoing, if the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)            At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6.            Miscellaneous.

(a)            The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b)            This Agreement contains the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. Except for Sections 1(i), 1(j), 1(k) and l(l) (which sections may not be modified, amended or deleted without the affirmative vote of holders of 50% of the votes cast of the then outstanding Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company, voting together as a single class. Notwithstanding the foregoing, no such amendment will affect any Public Shareholder who has properly elected to redeem his or her Ordinary Shares in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within the time frame specified in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity of the Company’s Class A ordinary shares), this Agreement or any provision of this Agreement may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties to this Agreement.

(c)            This Agreement and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to it or its formation (including any non-contractual disputes or claims) are governed by, and shall be construed in accordance with, the laws of the State of New York.

(d)            Each party irrevocably agrees to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e)            Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, New York 10004
Attn:	Francis Wolf & Celeste Gonzalez
Email:	[***]
Email:	[***]

if to the Company, to:

Ares Acquisition Corporation III c/o Ares Management LLC 245 Park Avenue, 44th Floor New York, NY 10167
Attn:	General Counsel
Email:	[***]

in each case, with copies to:

Kirkland & Ellis LLP 2049 Century Park East, 37th Floor Los Angeles, CA 90067
Attn:	Monica J. Shilling, P.C. Philippa Bond, P.C. Van Whiting
Email:	[***]
[***]
[***] and

Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022
Attn:	Christian Nagler, P.C. Aaron Z. Simons
Email:	[***]
[***]

and

J.P. Morgan Securities LLC

270 Park Avenue

New York, NY 10017

Jefferies LLC

520 Madison Avenue

New York, NY 10022

and

Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036
Attn:	Christopher J. Capuzzi Paul D. Tropp
Email:	[***]
[***]

(f)            Each of the Company and the Trustee represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its obligations as contemplated under this Agreement. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g)            This Agreement is the joint product of the Trustee and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party to this Agreement.

(h)            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery of such signed counterpart.

(i)            Each of the Company and the Trustee hereby acknowledges and agrees that the Representatives, on behalf of the Underwriters, are third-party beneficiaries of this Agreement.

(j)            The Trustee shall perform its duties under this Agreement in compliance with all applicable laws and shall keep confidential all information relating to this Agreement and, except as required by applicable law, shall not use such information for any purpose other than the performance of the Trustee’s obligations under this Agreement.

(k)            Except as specified in this Agreement, no party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other person or entity without the prior written consent of the other.

(l)            Definitions: Unless otherwise stated in this Agreement or the context otherwise requires, the following terms have the meanings set forth below:

(i)             “Beneficiaries” means the Public Shareholders and the Company.

(ii)            “Board” means the board of directors of the Company.

(iii)           “Business Combination” means a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses.

(iv)            “Permitted Withdrawals” means (x) Working Capital Withdrawals, provided that Working Capital Withdrawals may only be made from interest earned on and not from the principal held in the Trust Account, (y) amounts withdrawn or eligible to be withdrawn to pay taxes and (z) up to $100,000 of interest to fund the costs and expenses of the liquidation of the Trust Account.

(v)            “Property” means the amount to be delivered to the Trustee and any interest subsequently earned on such amount.

(vi)            “Public Shareholders” means the shareholders for whose benefit the Trustee shall hold the Property.

(vii)            “Termination Letter” means a letter in the a form substantially similar to that attached to this Agreement as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Executive Vice President, Secretary or Co-Chairman of the Board of Directors or other authorized officer of the Company.

(viii)            “Working Capital Withdrawal” means amounts withdrawn or eligible to be withdrawn from the Trust Account to fund the Company’s working capital requirements, subject to an annual limit of US$500,000 (plus any unused amounts carried over from prior years), provided that only US$250,000, plus the rollover of unused amounts from prior years of interest earned on the funds held in the Trust Account, may be released to the Company during the six-month period that will begin 24 months from the closing of the Offering if the Company has executed a letter of intent for an initial Business Combination within 24 months from the closing of the Offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement on the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

ARES ACQUISITION CORPORATION III

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Secretary

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$2,000
Trustee administration fee	Payable annually. First year fee payable, at initial closing of Offering by wire transfer, thereafter by wire transfer or check.	$7,500
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j) and 1(l)	Billed to Company following disbursement made to Company under Section 1	$150
Paying Agent services as required pursuant to Section 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(k)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re:      Trust Account—Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Ares Acquisition Corporation III (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                           , 2026 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with ___________ (the “Target Business”) to complete an initial business combination with the Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date (or such shorter period as you may agree) of the completion of the Business Combination (the “Completion Date”). Capitalized terms used but not defined in this letter shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds to a segregated account held by you on behalf of the Beneficiaries to the effect that, on the Completion Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Completion Date (including as directed to it by the Underwriters (with respect to the Deferred Discount)).

On the Completion Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been completed, or will be completed concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”), and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Executive Vice President, Vice President, Secretary or Co-Chairman of the Board or other authorized officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held and (b) a joint written instruction signed by the Company and the Underwriters with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to public shareholders who have properly exercised their redemption rights and payment of the Deferred Discount directly to the account or accounts directed by the Underwriters from the Trust Account (the “Instruction Letter”). You are directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Completion Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Completion Date to the Company. Upon the distribution of all the funds, net of Permitted Withdrawals and any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not completed on the Completion Date described in the notice of such Business Combination and we have not notified you on or before the original Completion Date of a new Completion Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Completion Date as set forth in such notice as soon thereafter as possible.

Very truly yours,

Ares Acquisition Corporation III

By:
Name:
Title:

Acknowledged and agreed,

J.P. Morgan Securities LLC

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re:        Trust Account —Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Ares Acquisition Corporation III (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                           , 2026 (the “Trust Agreement”), this is to advise you that [the Company has been unable to effect a business combination with a target business (the “Business Combination”) within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association or on such earlier date as determined by the Company’s Board of Directors] [the Company’s Board of Directors has determined to terminate the period in which the Company must complete a Business Combination on [●]], as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined in this letter shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Shareholders, less taxes payable and up to $100,000 to cover dissolution expenses of the Company. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such amount for dissolution expense of $ promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

The Company has selected [ADD DATE]1 as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds, net of Permitted Withdrawals and any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

Ares Acquisition Corporation III

By:
Name:
Title:

cc:	J.P. Morgan Securities LLC Jefferies LLC

124 months from the closing of the Company’s Offering or 30 months from the closing of the Offering if the Company has executed a letter of intent for an initial Business Combination within 24 months from the closing of the Offering or by such earlier date as the Company’s board of directors may approve.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re:        Trust Account -Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Ares Acquisition Corporation III (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                           , 2026 (the “Trust Agreement”), the Company requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date of this letter. Capitalized terms used but not defined in this letter shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Ares Acquisition Corporation III

By:
Name:
Title:

cc:	J.P. Morgan Securities LLC Jefferies LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re:      Trust Account — Shareholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Ares Acquisition Corporation III (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                           , 2026 (the “Trust Agreement”), the Company requests that you deliver to the redeeming Public Shareholders of the Company $____ of the principal and interest income earned on the Property as of the date of this letter to a segregated account held by you on behalf of the Beneficiaries for distribution to the Public Shareholders who have requested redemption of their Ordinary Shares. Capitalized terms used but not defined in this letter shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association. As such, you are directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter.

Very truly yours,

Ares Acquisition Corporation III

By:
Name:
Title:

cc:	J.P. Morgan Securities LLC Jefferies LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re:        Trust Account — Working Capital Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Ares Acquisition Corporation III (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of         , 2026 (the “Trust Agreement”), the Company requests that you deliver to the Company $[           ] of the interest income earned on the Property as of the date of this letter. Capitalized terms used but not defined in this letter shall have the meanings set forth in the Trust Agreement.

The Company needs such funds for working capital, subject to an annual limit of $500,000 (plus the rollover of unused amounts from prior years) (provided that only $250,000, plus the rollover of unused amounts from prior years of interest earned on the funds held in the trust account may be released to the Company during the six-month period that will begin 24 months from the closing of the Company’s initial public offering if the Company has executed a letter of intent for an initial business combination within 24 months from the closing of its initial public offering). For the current year ending , _________US$               has been disbursed to date (including the amounts requested under this letter). In accordance with the terms of the Trust Agreement, you are directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Ares Acquisition Corporation III

By:
Name:
Title:

cc:	J.P. Morgan Securities LLC Jefferies LLC